UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

____________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 20, 2015

VAPOR CORP.

(Exact name of registrant as specified in its charter)

Delaware	001-36469	84-1070932
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
3001 Griffin Road, Dania Beach, Florida		33312
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (888) 766-5351

___________________________________________________

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

VAPOR CORP.

FORM 8-K

CURRENT REPORT

Item 5.07. Submission of Matters to a Vote of Security Holders.

A Special Meeting of Stockholders (the “Special Meeting”) of Vapor Corp. (the “Registrant”) was held on February 20, 2015. Proxies for the Special Meeting were solicited pursuant to Regulation 14A of the Securities Exchange Act of 1934, and there was no solicitation in opposition to management’s solicitations. At the Special Meeting, the Registrant’s stockholders were asked to vote on five proposals detailed in the Registrant’s Proxy Statement-Prospectus forming a part of the Registrant’s Registration Statement on Form S-4 filed with the Securities and Exchange Commission on December 29, 2014 and first mailed to the Registrant’s stockholders on or about January 21, 2015. The following summarizes all matters voted on at the Special Meeting.

1.	Stockholders approved the Agreement and Plan of Merger, dated as of December 17, 2014, between Vapor Corp. and Vaporin, Inc. pursuant to which Vaporin, Inc. will merge with and into the Registrant. The number of votes cast were as follows:

For	Against	Abstention	Broker Non-Votes
8,841,582	131,472	4,951	–

2.	Stockholders approved the ratification of the Registrant’s previous issuance of $1,250,000 of convertible debt and the common stock issuable upon conversion thereof. The number of votes cast were as follows:

For	Against	Abstention	Broker Non-Votes
8,784,351	172,915	20,739	–

3.	Stockholders approved the issuance of shares of the Registrant’s common stock in connection with the conversion of up to $1,000,000 in Vaporin, Inc. convertible debt. The number of votes cast were as follows:

For	Against	Abstention	Broker Non-Votes
8,785,738	171,671	20,596	–

4.	Stockholders approved the issuance of $3,500,000 of the Registrant’s common stock and warrants. The number of votes cast were as follows:

For	Against	Abstention	Broker Non-Votes
8,737,806	201,785	38,414	–

5.	Stockholders approved the proposal to authorize the Board of Directors to adjourn or postpone the special meeting to a later date, if necessary or appropriate, to solicit additional proxies in favor of approval of the merger agreement or to vote on other matters properly before such special meeting. The number of votes cast were as follows:

For	Against	Abstention	Broker Non-Votes
8,675,483	274,661	27,861	–

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VAPOR CORP.

Date: February 24, 2015	By:	/s/ Harlan Press
Harlan Press Chief Financial Officer